                                                                      EXHIBIT 12

                         NORTEK, INC. AND SUBSIDIARIES

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (AMOUNTS IN THOUSANDS)


                                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                     -------------------------------------------------------------------------
                                                                                                                     PRO FORMA
                                                      1988         1989         1990         1991         1992         1992
                                                     -------     --------     --------     --------     --------     ---------
Earnings (loss) from continuing operations.........  $   200     $(42,500)    $(41,400)    $(34,700)    $(21,000)    $(18,300)
Provision (credit) for income taxes................    3,400      (17,000)     (18,950)     (11,000)       3,000        4,400
                                                     -------     --------     --------     --------     --------     ---------
"Earnings".........................................    3,600      (59,500)     (60,350)     (45,700)     (18,000)     (13,900)
                                                     -------     --------     --------     --------     --------     ---------
Fixed Charges:
    Interest expense including amortization of
      deferred debt expense and debt discount......   58,809       63,901       48,949       39,184       29,232       25,100
    Interest on indebtedness of a former subsidiary
      guaranteed by the Company....................    --           --           --           --             826          826
    Interest factor of non-capitalized leases......    3,138        3,596        4,385        3,730        3,188        3,188
                                                     -------     --------     --------     --------     --------     ---------
"Fixed Charges"....................................   61,947       67,497       53,334       42,914       33,246       29,114
                                                     -------     --------     --------     --------     --------     ---------
Earnings available (deficient) for fixed charges...  $65,547     $  7,997     $ (7,016)    $ (2,786)    $ 15,246     $ 15,214
                                                     =======     ========     ========     ========     ========     =========
Ratio of Earnings to Fixed Charges.................     1.06          N/A          N/A          N/A          N/A          N/A
                                                        ====         ====         ====         ====         ====         =====

                                                                 39 WEEKS ENDED
                                                     ---------------------------------------
                                                                                  PRO FORMA
                                                     SEPT. 26,     OCTOBER 2,     OCTOBER 2,
                                                       1992           1993           1993
                                                     ---------     ----------     ----------
                                                     <C
Earnings (loss) from continuing operations.........  $(19,600 )     $(12,800)      $(11,600)
Provision (credit) for income taxes................     1,300         (1,500)          (900)
                                                     ---------     ----------     ----------
"Earnings".........................................   (18,300 )      (14,300)       (12,500)
                                                     ---------     ----------     ----------
Fixed Charges:
    Interest expense including amortization of
      deferred debt expense and debt discount......    22,387         20,165         18,400
    Interest on indebtedness of a former subsidiary
      guaranteed by the Company....................       619            619            619
    Interest factor of non-capitalized leases......     2,391          2,391          2,391
                                                     ---------     ----------     ----------
"Fixed Charges"....................................    25,397         23,175         21,410
                                                     ---------     ----------     ----------
Earnings available (deficient) for fixed charges...  $  7,097       $  8,875       $  8,910
                                                     =========     ==========     ==========
Ratio of Earnings to Fixed Charges.................       N/A            N/A            N/A
                                                         =====          =====          =====


N/A % Not applicable, since ratio is less than 1.0:1.